EXHIBIT 99.1

Exponent Reports Second Quarter 2026 Financial Results

MENLO PARK, Calif., July 30, 2026 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the second quarter of fiscal year 2026 ended July 3, 2026.

“Exponent delivered another strong quarter, with double-digit growth in revenues and earnings reflecting continued demand for our specialized expertise across industries,” stated Dr. Catherine Corrigan, Chief Executive Officer. “Our proactive work experienced strong growth in the quarter, led by demand for user research studies as clients accelerate the development of AI-enabled products across an increasingly diverse range of hardware form factors and applications, with engagements continuing to expand in scope, scale and complexity. Proactive activity was also supported by increased risk management and infrastructure-related engagements in the utility sector. Reactive work grew, with strong demand for our dispute-related expertise from the consumer products, chemicals, and transportation industries.

“These results reflect the powerful long-term trends driving our business, including rapid technological innovation, increasing complexity, growing energy demand, investment in resilient power and digital infrastructure, and rising expectations for safety, reliability, and performance. As artificial intelligence becomes embedded in an expanding array of physical products and systems, organizations face increasingly daunting human factors, operational, and risk management challenges that extend well beyond software. Clients turn to Exponent when they encounter critical questions involving the interaction of technology, people, and complex real-world environments, particularly when the consequences of failure are exceptionally high. Our multidisciplinary teams provide the independent, science-based insights needed to accelerate innovation, improve decision-making, and reduce high-consequence risk in areas where few organizations possess comparable expertise,” Dr. Corrigan continued.

Second Quarter Financial Results

Total revenues and revenues before reimbursements for the second quarter of 2026 increased 21% to $171.6 million and 12% to $148.9 million, respectively, as compared to $142.0 million and $132.9 million in the second quarter of 2025.

Net income increased to $29.4 million, or $0.60 per diluted share, in the second quarter of 2026, as compared to $26.6 million, or $0.52 per diluted share, in the same period of 2025. The tax impact associated with share-based awards was immaterial in both the second quarter of 2026 and 2025. Exponent’s consolidated tax rate was 27.9% in the second quarter of 2026, unchanged from the same period in 2025.

EBITDA1 increased to $42.7 million, or 28.7% of revenues before reimbursements, in the second quarter of 2026, as compared to $37.0 million, or 27.8% of revenues before reimbursements in the second quarter of 2025.

Year-to-Date Financial Results

Total revenues and revenues before reimbursements for the first half of 2026 increased 18% to $337.9 million and 11% to $300.7 million, respectively, as compared to $287.5 million and $270.3 million in the same period of 2025.

Net income increased to $59.0 million, or $1.19 per diluted share, in the first half of 2026, as compared to $53.2 million, or $1.03 per diluted share, in the same period of 2025. During the first half of 2026, we realized a negative tax impact associated with share-based awards of $0.8 million as compared to $0.5 million in the first half of 2025. Inclusive of the tax impact associated with share-based awards, Exponent’s consolidated tax rate was 29.0% in the first half of 2026, as compared to 28.7% for the same period last year.

EBITDA1 increased to $85.9 million, or 28.6% of revenues before reimbursements, in the first half of 2026, as compared to $74.5 million, or 27.6% of revenues before reimbursements, in the first half of 2025.

For the first half of 2026, Exponent paid $31.3 million in dividends, repurchased $146.1 million of common stock, and closed the period with $66.6 million in cash and cash equivalents.

In a separate press release today, Exponent announced its quarterly cash dividend of $0.31 to be paid on September 18, 2026, and reiterated its intent to continue to pay quarterly dividends. Additionally, Exponent’s Board of Directors approved an increase in the current stock repurchase program of $50 million.

Business Overview

Exponent’s engineering and other scientific segment represented 85% of the Company’s revenues before reimbursements in the second quarter and through the first two quarters of 2026. Revenues before reimbursements in this segment increased 13% during the second quarter and 12% during the first half of 2026, as compared to the prior year period. Growth during the quarter was driven by strong user research activity in consumer electronics, risk management and infrastructure-related work in the utilities sector, and reactive engagements across the consumer products, chemicals, and transportation industries.

Exponent’s environmental and health segment represented 15% of the Company’s revenues before reimbursements in the second quarter and through the first two quarters of 2026. Revenues before reimbursements in this segment increased 9% during the second quarter and 5% during the first half of 2026, as compared to the same period in the prior year. Growth during the quarter was driven by engagements evaluating the impacts of chemicals on human health and the environment.

Business Outlook

“Our second quarter results demonstrate continued disciplined execution across the business, with strong utilization of 74% contributing to performance that exceeded our expectations,” commented Eric Anderson, Chief Financial Officer. “We continued to invest in our talent and capabilities while maintaining a disciplined capital allocation strategy, returning a combined $272 million to shareholders over the last twelve months through share repurchases and our ongoing dividend program.”

For the third quarter of fiscal 2026 as compared to the same period one year prior, Exponent anticipates:

  Revenues before reimbursements to grow 8% to 10%; and,
  EBITDA1 to be 28.0% to 28.5% of revenues before reimbursements.

For the full fiscal year 2026 as compared to fiscal year 2025, Exponent is raising its revenue and margin guidance, anticipating:

  Revenues before reimbursements to grow 9% to 10%; and,
  EBITDA1 to be 27.8% to 28.1% of revenues before reimbursements.

“Exponent remains well positioned to support clients as emerging technologies, critical infrastructure, and increasingly complex and interconnected systems reshape industries around the world,” Dr. Corrigan said. “Whether helping clients evaluate AI-enabled products, enhancing the resilience and performance of infrastructure, or navigating complex technical and regulatory challenges, our expert ecosystem provides the rigorous, independent insights needed when the stakes are high. We remain confident in our ability to expand our impact across industries and deliver long-term value for our shareholders.”

Today’s Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, Thursday, July 30, 2026, starting at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. The audio of the conference call is available by dialing (844) 481-2781 or (412) 317-0672. A live webcast of the call will be available on the Investor Relations section of the Company’s website at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent website, or by dialing (855) 669-9658 or (412) 317-0088 and entering passcode 7563057#.

Use of non-GAAP Financial Measures 1

EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation, and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income, and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present, and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Exponent has provided its outlook regarding EBITDA as a percentage of revenues before reimbursements. The Company has not reconciled this non-GAAP financial measure to the corresponding GAAP financial measure because guidance for the various reconciling items is not provided and the Company is unable to estimate with reasonable certainty the effect of these items without unreasonable effort. For example, the Company is unable to estimate with reasonable certainty the impact of equity awards on Exponent’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on Exponent’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

About Exponent

Exponent brings together 90+ technical disciplines and 950+ consultants to help our clients navigate the increasing complexity of more than a dozen industries, connecting decades of pioneering work in failure analysis to develop solutions for a safer, healthier, more sustainable world.

Exponent’s consultants deliver the highest value by leveraging multidisciplinary expertise and resources from across Exponent’s offices in North America, Asia, and Europe. Exponent’s consultants, laboratories, and integrated technical platform work seamlessly together around the globe, enabling us to produce the breakthrough insights needed to help multinational companies, startups, law firms, insurance companies, governments, and society respond to incidents and push their products and processes forward at speed.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

Forward Looking Statements

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. When used in this document and in the documents incorporated herein by reference, the words “intend,” “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in generally applicable and industry-specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

Source: Exponent, Inc.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Three and Six Months Ended July 3, 2026 and July 4, 2025
(unaudited)
(in thousands, except per share data)

	Quarter Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
	2026	2025	2026	2025

Revenues
Revenues before reimbursements	$148,860	$132,868	$300,677	$270,305
Reimbursements	22,752	9,094	37,238	17,164

Revenues	171,612	141,962	337,915	287,469

Operating expenses
Compensation and related expenses	100,571	97,474	191,980	173,377
Other operating expenses	12,865	12,072	25,690	24,167
Reimbursable expenses	22,752	9,094	37,238	17,164
General and administrative expenses	7,402	6,145	13,606	11,152

	143,590	124,785	268,514	225,860

Operating income	28,022	17,177	69,401	61,609

Other income
Interest income, net	716	2,344	2,434	5,058
Miscellaneous income (expense), net	12,028	17,294	11,270	7,908
	12,744	19,638	13,704	12,966

Income before income taxes	40,766	36,815	83,105	74,575

Income taxes	11,371	10,262	24,141	21,372

Net income	$29,395	$26,553	$58,964	$53,203

Net income per share:
Basic	$0.60	$0.52	$1.20	$1.04
Diluted	$0.60	$0.52	$1.19	$1.03

Shares used in per share computations:
Basic	48,753	51,185	49,271	51,234
Diluted	48,987	51,502	49,571	51,587

EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
July 3, 2026 and January 2, 2026
(unaudited)
(in thousands)

	July 3,	January 2,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$66,629	$221,930
Accounts receivable, net	218,504	181,507
Prepaid expenses and other assets	26,881	24,143
Total current assets	312,014	427,580
Property, equipment and leasehold improvements, net	70,854	71,981
Operating lease right-of-use asset	68,954	73,376
Goodwill	8,607	8,607
Other assets	192,294	195,975
	$652,723	$777,519

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$26,942	$30,942
Accrued payroll and employee benefits	102,186	121,302
Deferred revenues	21,953	18,868
Operating lease liability	6,757	6,890
Total current liabilities	157,838	178,002
Other liabilities	132,305	133,232
Operating lease liability	73,964	75,944
Total liabilities	364,107	387,178

Stockholders' equity:
Common stock	66	66
Additional paid-in capital	389,568	369,747
Accumulated other comprehensive loss	(2,378)	(2,290)
Retained earnings	696,405	668,423
Treasury stock, at cost	(795,045)	(645,605)
Total stockholders' equity	288,616	390,341
	$652,723	$777,519

EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Three and Six Months Ended July 3, 2026 and July 4, 2025
(unaudited)
(in thousands)

	Quarter Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
	2026	2025	2026	2025

Net Income	$29,395	$26,553	$58,964	$53,203

Add back (subtract):

Income taxes	11,371	10,262	24,141	21,372
Interest income, net	(716)	(2,344)	(2,434)	(5,058)
Depreciation and amortization	2,678	2,520	5,193	5,012

EBITDA (1)	42,728	36,991	85,864	74,529

Stock-based compensation	6,680	5,246	15,738	13,426

EBITDAS (1)	$49,408	$42,237	$101,602	$87,955

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.